Exhibit 10.32

FF GLOBAL PARTNERS LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

FF GLOBAL PARTNERS LLC

As of May 16, 2022

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
FF GLOBAL PARTNERS LLC

(a Delaware limited liability company)

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of FF GLOBAL PARTNERS LLC (the “Company”) is made and entered into as of May 16, 2022 (the “Effective Date”) by and among the Company, individuals listed in Schedule I and each other Person who is admitted as a member of the Company from time to time in accordance with the provisions of this Agreement (each individual listed in Schedule I, a “Member” and collectively, the “Members”). Capitalized terms used herein and not otherwise defined have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, the Company was duly formed as a limited liability company under the applicable laws of the State of Delaware by the filing of Limited Liability Company Certificate of Formation on December 27, 2018 (the “Certificate of Formation”);

WHEREAS, the Members are parties to that certain First Amended and Restated Limited Liability Company Agreement dated June 25, 2019, as amended by the First Amendment to the First A&R LLC Agreement dated February 5, 2021 and the Second Amendment to the First A&R LLC Agreement dated March 29, 2021 (the “First A&R LLC Agreement”);

WHEREAS, after due consideration, the Committee (defined below) deems it in the Company’s interest to amend and restate in its entirety the terms of the First A&R LLC Agreement in accordance herewith, to set forth the respective duties, interests, obligations, powers, privileges and rights of Members and to provide for the management and governance of the Company on and after the Effective Date; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with such Person. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries or contractual arrangements, controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, “control,” when used with respect to any specified Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” will have correlative meanings. For purposes of this Agreement, the Parties agree that none of the Members shall be deemed an Affiliate of the Company or any of other Members solely by holding Units or Unit Equivalents of the Company.

“Authorized Units Pool” has the meaning set forth in Section 3.02.

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of sixty (60) days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“Business Day” means a day other than (i) a Saturday, Sunday in the United States or (ii) any other day on which commercial banks in Los Angeles, California are closed.

“Capital Account” has the meaning set forth in Section 5.02.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Fair Market Value of any other property contributed or deemed to be contributed to the Company with respect to such Member’s Common Units. Any reference in this Agreement to the Capital Contribution of a Member will include the Capital Contribution made by any predecessor holder of the Common Unit(s) of that Member.

“Capital Unit Participation Amount” has the meaning set forth in Section 3.04(c). “Cause” shall mean and refer to any of the following: (i) the conviction of such Person or plea of nolo contendere for commission of any crime constituting a felony in the jurisdiction in which committed, any crime involving moral turpitude (whether or not a felony) or any other criminal act involving dishonesty (whether or not a felony); (ii) such Person’s commission of any act of fraud, theft, embezzlement, self-dealing or misappropriation against the business of the Company; or (iii) willful misconduct in the performance of, or failure to perform, the obligations of such Person under this Agreement or any other Agreement between such Person and the Company or willful misconduct which could reasonably cause material harm to the Company.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control” means, whether occurring through one transaction or a series of related transactions, any of the following: (a) a merger or consolidation of the Company the effect of which is that the Members (together with their respective Affiliates) as of immediately prior to such transaction or series of related transactions are no longer, in the aggregate, the beneficial owners, directly or indirectly, of a majority of the Units on a Fully Diluted Basis (or the equity of the surviving entity) (or if such surviving entity is a Subsidiary of another Person, the ultimate parent entity) immediately after such transaction or series of transactions; (b) any sale, transfer or similar disposition by the Company or its Subsidiaries of all or substantially all of their assets on a consolidated basis to a third Person or a group of third Persons acting in concert; or (c) any purchase by any Person (or group of affiliated Persons), of Units (either through a negotiated purchase or a tender offer), the effect of which is that the Parties that are Members as of immediately prior to such transaction or series of related transactions are no longer, in the aggregate, the beneficial owners, directly or indirectly, of a majority of the Units on a Fully Diluted Basis immediately after such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning set forth in Section 8.01.

“Committee Act” has the meaning set forth in Section 4.08.

“Committee Policy” means any policy or regulation with respect to the operation of the Company adopted and approved by the Committee with the Requisite Approval, as such policy or regulation may be duly amended from time to time.

“Common Unit” has the meaning set forth in Section 3.01(b).

“Company” has the meaning set forth in the Preamble.

“Company Counsel” has the meaning set forth in Section 14.10.

“Confidential Information” has the meaning set forth in Section 10.01(a).

“Cumulative Tax Liability” has the meaning set forth in Section 7.04.

“Dissolution Event” has the meaning set forth in Section 12.01.

“Distributable Cash” means, as of any date, the excess of (a) the cash, cash equivalent items, marketable securities and money market investments held by the Company over (b) the sum of the amount of such items as the Committee reasonably and in good faith determines to be necessary for (i) the payment of the Company’s and its Subsidiaries’ then due or accrued expenses, liabilities and other obligations and (ii) the establishment of appropriate reserves for expenses, liabilities and obligations.

“Distribution” means a distribution made by the Company to a Member with respect to such Member’s Membership Interest, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following will be a Distribution: (a) any redemption or purchase by the Company or any Member of any Units or Unit Equivalents; (b) any recapitalization or exchange of securities of the Company (other than in connection with a Change of Control); (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees, expenses or remuneration paid to any Member in such Member’s capacity as a service provider, licensor or Manager for the Company or any of its Subsidiaries. The terms “Distribute” when used as a verb and “Distributable” when used as an adjective will each have a correlative meaning.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Effective Date” has the meaning set forth in the Preamble.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Committee based on such factors as the Committee, in the exercise of its reasonable business judgment, considers relevant.

“FF Intelligent” means Faraday Future Intelligent Electric Inc. a Delaware corporation.

“FF Top” means FF Top Holding LLC (f/k/a/ FF Top Holding Ltd.), a Delaware limited liability company and a Subsidiary of the Company.

“Fiscal Year” means the twelve (12)-month period ending on December 31 of each applicable calendar year.

“Fully Diluted Basis” means, as of any date of determination, all issued and outstanding Units and all Units issuable upon the exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable.

“Fully Paid Units” means with respect to each issuance of the Common Units to a Member, the number of such Common Units that equals the quotient of the total consideration of such Common Units that has been paid by such Member as of the date of determination, divided by the applicable per Unit purchase price of such Common Units issued to the Member.

“IPO” means the closing of a transaction (or a series of transactions) which result(s) in the ordinary shares, common stock or other securities of a Person or its parent company being traded publicly on a qualified exchange, including but not limited to a firm commitment underwritten public offering, backdoor listing (reverse merger or otherwise), and direct listing of the ordinary shares, common stock or other securities of such Person or its parent company.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Annex A.

“Liquidation Unit Value” means the amount that would be distributed to the relevant Unit pursuant to Section 7.02 hereof in the event of a sale of all the assets of the Company for their respective Fair Market Values as determined by the Committee and the payment of all of the Company’s liabilities.

“Liquidation Value” means the aggregate amount that would be distributed with respect to all Units pursuant to Section 7.02 hereof in the event of a sale of all the assets of the Company for their respective Fair Market Values as determined by the Committee and the payment of all of the Company’s liabilities.

“Liquidator” has the meaning set forth in Section 12.03(a).

“Losses” has the meaning set forth in Section 13.03(a).

“Lower Committee” has the meaning set forth in Section 8.08.

“Manager” has the meaning set forth in Section 8.01.

“Managing Partner” has the meaning set forth in Section 8.02(a)(ii).

“Managing Partner Vacancy” has the meaning set forth in Section 8.02(c)).

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means a membership interest in the Company owned by a Member, including such Member’s right (based on the type and class of Unit or Units held by such Member), as applicable: (a) to a Distributable share of Net Profit, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributable share of the assets of the Company; and (c) to vote on, consent to or otherwise participate in any decision of the Members to the extent provided in this Agreement.

“Net Profit” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Section 703(a) of the Code, with the adjustments provided in the regulations thereunder and the regulations under Section 704 of the Code; provided, however, that items which are specially allocated pursuant to Section 6.01(b) hereof shall not be taken into account in computing Net Profit or Net Loss.

“Nomination Process” has the meaning set forth in 4.10.

“Officer” has the meaning set forth in Section 8.09(a).

“Initial Agreement” has the meaning set forth in the Recitals.

“Partnership Representative” has the meaning set forth in Section 11.02(a).

“Party” or “Parties” means the party or parties to this Agreement.

“Percentage Interest” means, with respect to each Member, the percentage determined by dividing such Member’s total issued Common Units by the aggregate number of Common Units issued to all Members. Each Member’s Percentage Interest shall be set forth on opposite such Member’s name on Schedule A attached hereto (such percentage being understood to be reflective of the economic interest in the Company represented by such Member’s Membership Interest), and shall be updated by the Committee at any time that a redetermination of Percentage Interest is appropriate. The Percentage Interests shall at all times aggregate to one hundred percent (100%).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Redemption Price” has the meaning set forth in Section 3.04.

“Representative” means, with respect to any Person, any director, manager, officer, employee, independent contractor, consultant, advisor (including any financial advisor, counsel or accountant) and other agent of such Person.

“Requisite Approval” means, to the extent there exists a quorum for actions by the Committee, the affirmative approval of a majority of the votes cast by the Managers who are present and vote on the matter (which shall not include any abstaining Manager) but excluding the manager who has no voting rights , provided that in the event of a tie in the affirmative and negative votes cast in respect of any matter (which may include the vote of the Managing Partner), the Managing Partner (or any other Manager appointed by the Designated Member, in the event the role of the Managing Partner is removed or challenged) shall have a casting vote.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which will be in effect at the time.

“Subscription Agreement” means the certain subscription agreement(s) entered into between the Members and the Company regarding the subscription of Common Units by the Members.

“Subsidiary” of a Person means any other Person with respect to which the first Person, through contract, equity interest or otherwise, (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns 20% or more of the voting power (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons. For the avoidance of doubt, FF Intelligent shall be deemed as the Company’s Subsidiary even if the Company’s interest in FF Intelligent is diluted to below 20% due to future equity financing or otherwise.

“Tax Distribution” has the meaning set forth in Section 7.04.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by merger, operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun will have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unfunded Subscription Recovery Amount” has the meaning set forth in Section 3.04(c).

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and will include all types and classes of Units; provided, however, that any type or class of Unit will have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit will be determined in accordance with such privileges, preference, duties, liabilities, obligations and rights.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, or exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units.

“Withholding Taxes” has the meaning set forth in Section 7.03.

Section 1.02. Interpretation. For purposes of this Agreement: (a) the term “or” is not exclusive; and (b) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The terms “shall” and “will” have the same meaning hereunder. The definitions given for any defined terms in this Agreement will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Annexes mean the Articles and Sections of, and Annexes attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Schedules, Annexes and Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The term “dollar” or symbol “$” refer to the lawful currency of the United States of America.

ARTICLE II
ORGANIZATION

Section 2.01. Formation.

(a) The Company was formed as a limited liability company by the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware pursuant to the Act. All prior limited liability company agreements of the Company, whether written or oral, are hereby amended and restated and superseded in their entirety by this Agreement.

(b) This Agreement will constitute the “limited liability company agreement” (as that term is used in the Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members will be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement will, to the extent permitted by the Act, control.

Section 2.02. Name. The name of the Company is “FF Global Partners LLC” and its business shall be carried on in such name with such variations and changes as the Committee shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

Section 2.03. Principal Office. The location of the principal office of the Company shall be located at such location as the Committee may from time-to-time designate.

Section 2.04. Registered Office; Registered Agent.

(a) The registered office of the Company will be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Committee may designate from time to time in the manner provided by the Act.

(b) The registered agent for service of process on the Company in the State of Delaware will be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Committee may designate from time to time in the manner provided by the Act.

(c) The Committee will cause the Company and its Subsidiaries to be qualified or registered under all applicable laws of any jurisdiction in which such entity owns property or engages in activities and will be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including the appointment of agents for service of process in such jurisdictions, if such qualification or registration is necessary or desirable to permit the Company and its Subsidiaries to own property and engage in the Company’s and its Subsidiaries’ business in such jurisdictions.

Section 2.05. Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 2.06. Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and will continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.07. No State Law Partnership. The Members intend that the Company will be treated as a partnership for federal and, if applicable, state and local, income tax purposes, and, to the extent permissible, the Company will make any election reasonably determined by the Committee to be necessary or appropriate in order to ensure the treatment of the Company as a partnership for federal and, if applicable, state and local, income tax purposes. The Company and each Member will file all tax returns and will otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member will take any action inconsistent with such treatment.

ARTICLE III
UNITS

Section 3.01. Units Generally.

(a) The Membership Interests of the Members will be represented by issued and outstanding Units, which may be divided into one or more types, classes or series as determined by the Committee. Each type, class or series of Units will have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series.

(b) On the Effective Date, the Company is authorized to issue two classes of Units, consisting of “Common Units” and “Capital Units”. The Committee will maintain a schedule of all Members, their respective mailing addresses and the amount and series of Units held by them (the “Members Schedule”), and will update the Members Schedule upon the issuance or Transfer to any new or existing Member. As of the Effective Date, the issued and outstanding Units and the Percentage Interests of the Members are as set forth on the Members Schedule as Schedule A attached hereto. The Members Schedule will be kept confidential but will be available for review at the Company by all holders of Units.

Section 3.02. Authorized Units. As of the Effective Date, the Company is authorized to issue up to 362,352,941 Common Units and a like number of Capital Units (the “Authorized Units Pool”). For the avoidance of doubt, the Committee has the full power and authority to determine, in its sole discretion, the timing and recipient(s) of any issuances of Common Units from the Authorized Units Pool which occur following the date hereof; provided, that, all such issuances pursuant to this Section 3.02 shall be subject to such requirements for the admission of new Members as provided in Section 4.01 hereof. In its sole discretion, the Committee may take such actions as it deems appropriate so that, in respect of any income available for distribution that is earned by the Company in respect of any FF Intelligent Shares or FF Top shares currently held (directly or indirectly) by the Company, each Common Unit, at maximum, will be entitled to such amount as bears the same proportion to such distributable income as such Common Unit bears to the sum of all Common Units (whether issued or issuable). The Committee shall issue (and only issue) the Capital Units pursuant to Section 3.04(c). Except for the right to receive Distributions as set forth in Section 7.02(i), the Capital Units shall have no rights in respect of the Company, including, without limitation, no right to vote on matters submitted to the Members and no right to nominate the Managers.

Section 3.03. Other Issuances. Except for the issuance of Units contemplated by this Agreement, the Company is hereby authorized to issue additional Units only with the Requisite Approval of the Committee, subject to the requirements of admissions of new Members as provided in Section 4.01 hereof.

Section 3.04. Redemption of Units.

(a) Each Member acknowledges and agrees that, to the extent that any Member (i) conducts his or herself in any manner which is detrimental to the Company, FF Intelligent or any of their Affiliates, including but not limited to destroying the spirit of partnership or creating divisions within partnership, as determined by the Committee in its sole discretion, (ii) breaches the terms of this Agreement or any other agreements or contracts between such Member and the Company (including for the avoidance of doubt, the Subscription Agreement and the payment terms thereunder) and the Company provides a written notice informing the Member of such breach, which either (x) by its nature is incapable of being cured or (y) if capable of being cured, shall not have been cured to the reasonable satisfaction of the Committee within 10 calendar days after the date of written notice of such breach, (iii) terminates his or her employment with, or ceases to provide any services (including but not limited to consulting services or directors’ services) to the Company, FF Intelligent, or any of their Affiliates, as applicable, with Cause, or (iv) terminates his or her employment with or ceases to provide any services (including but not limited to director’s services or consulting services) to, the Company, FF Intelligent, and all of their Affiliates, as applicable, without Cause (including as a result of death or disability) (for the avoidance of doubt, so long as a Member continues to be employed by or engaged to provide services to any of the Company, FF Intelligent, or their Affiliates, termination of his/her employment with another of such other companies without Cause will not trigger redemption under this Section 3.04(a)(iv)) (each of (i), (ii), (iii) and (iv), a “Redemption Event”.), then in each case, the Company has the right, upon the Requisite Approval of the Committee (which shall be made within 60 days after the Committee has been notified of the Redemption Event), but not the obligation to redeem, or designate any other party to purchase, any or all of the Common Units (and in the case of redemption pursuant clause (iv) above as a result of death or disability, any or all of the Capital Units) then held by such Member at a price determined in accordance with the following provisions of this Section 3.04 (the “Redemption Price”).

(b) In the event of a redemption pursuant to (a)(i) or (a)(ii) hereof, the Redemption Price of (w) the Common Units that are Fully Paid Units shall be determined by the Committee, provided that the Redemption Price of such Common Units shall not be lower than the unreturned Capital Contributions for such Common Units or higher than the Liquidation Units Value of such Common Units and (x) the Common Units that are not Fully Paid Units shall be zero. In the event of a redemption pursuant to (a)(iii) hereof, the Redemption Price of the Common Units that are Fully Paid Units shall be the unreturned Capital Contributions for such Common Units and the Redemption Price of the Common Units that are not Fully Paid Units shall be zero. In the event of a redemption pursuant to (a)(iv) hereof, the Redemption Price of the Common Units that are Fully Paid Units shall be the higher of (y) Liquidation Unit Value of such Common Units and (z) the unreturned Capital Contributions for such Fully Paid Units, and the Redemption Price of the Common Units that are not Fully Paid Units shall be zero. In the event of a redemption of any Capital Units pursuant to (a)(iv) hereof, the Redemption Price shall be the unpaid Capital Unit Participation Amount (as defined below) evidenced thereby.

(c) In the event of a redemption made pursuant to Section 3.04(a) above where the Liquidation Unit Value of any Common Units redeemed is lower than the subscription price for such Units and any part of the subscription price for such Common Units remains unpaid, the Committee may in its discretion cause the Company to pursue legal remedies to require such Member to pay up to such part of the unpaid subscription price (the “Unfunded Subscription Recovery Amount”) as is equal to the excess, if any of (A) the total unpaid subscription price in respect of the Common Units of the Member being redeemed pursuant to Section 3.04(a) over (B) the greater of (x) 50% of the Member’s aggregate subscription price in respect of such redeemed units as set forth in such Member’s Subscription Agreement and (y) the aggregate Liquidation Unit Value of such redeemed Units. If the Member pays any amount in respect of the Unfunded Subscription Recovery Amount as required hereunder (such paid amount, the “Capital Unit Participation Amount”), such Member shall be issued Capital Units reflecting a right to participate in future distributions of capital as contemplated in Section 7.02(i) and Section 12.03(c). Capital Units issued to a Member will be deemed cancelled automatically once Distributions equal to the Capital Unit Participation Amount of such Capital Units have been made to the holder of such Capital Units pursuant to Section 7.02(i) or Section 12.03(c). For the avoidance of doubt, except as otherwise agreed by a Member, the Company shall only have the right to pursue legal remedies for any Unfunded Subscription Recovery Amount against the Member, and not any other Person related to such Member.

(d) All Units that are redeemed by the Company pursuant to this Section 3.04 shall be cancelled immediately.

Section 3.06. Certification of Units.

(a) The Committee in its sole discretion may, but will not be required to, cause the Company to issue certificates to the Members representing the Units held by such Member.

(b) In the event that the Company will issue certificates representing the Units in accordance with Section 3.06(a), then in addition to any other legend required by the Act, all certificates representing issued and outstanding Units will bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, AS AMENDED, RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE IV
MEMBERS

Section 4.01. Admission of New Members.

(a) New Members may only be admitted (i) subject to the Requisite Approval of the Committee, and (ii) in connection with a Transfer or issuance of Units, subject to compliance with the provisions of Article IX.

(b) In order for any Person not already a Member to be admitted as a Member, whether pursuant to an issuance or Transfer, such Person will have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Committee and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person will be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon will be issued its Units. The Committee will adjust the Capital Accounts of the Members as necessary in accordance with Section 5.02.

Section 4.02. Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges as of the date hereof, the date of any purchase of Units by or grant of Units to such Member or as of the date of such Joinder Agreement, as applicable, that:

(a) Such Member understands that the Units and/or Unit Equivalents have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Member’s representations as expressed herein. Such Member understands that the Units and/or Unit Equivalents are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Member must hold such equity indefinitely unless such equity is registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Member acknowledges that the Company has no obligation to register or qualify such equity for resale. Such Member further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for such equity, and on requirements relating to the Company which are outside of such Member’s control, and which the Company is under no obligation and may not be able to satisfy.

(b) Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, and agrees that it will not take any action that would have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c) Such Member’s residence address (if a natural person) or principal place of business (if an entity) is as set forth on the Members Schedule;

(d) If such Member is a 20% Holder, neither such Member nor any of such Member’s Rule 506(d) Related Parties is a Bad Actor;

(e) Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(f) The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(g) Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(h) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(i) The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and

(j) This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity).

Section 4.03. No Personal Liability. Except as otherwise provided in the Act, no Member will be obligated personally for any debt, obligation or liability of the Company, its Subsidiaries, or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member. Except as otherwise required by the Act or expressly in this Agreement or by another writing signed by a Member, such Member will have no fiduciary or other duty with respect to the business and affairs of the Company, and such Member will not be liable to the Company for acting in good faith reliance upon the provisions of this Agreement. Except as expressly set forth herein, no Member will have any obligation to contribute to, or in respect of, the liabilities or obligations of the Company or return Distributions made by the Company except as required by the Act, or as expressly set forth herein. To the fullest extent permitted by law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act will not be grounds for making its Members (including the Partnership Representative) responsible for the liabilities of the Company.

Section 4.04. No Withdrawal.

(a) Distributions. No Member shall have the right to withdraw any Capital Contributions made to the Company or to such Member’s Capital Account. No Member will have any right to Distributions (including in connection with a withdrawal) other than cash as a Distribution from the Company as expressly provided for herein and as determined by the Committee in its sole discretion.

(b) Bankruptcy; Cessation of Membership. A Member will cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in Section 18-304 of the Act. As soon as any Person who is a Member ceases to hold any Units, such Person will no longer be a Member.

Section 4.05. Death. The death of any Member will not cause the dissolution of the Company. In such event, the Company and its business will be continued by the remaining Member or Members and, the Committee may in its sole discretion determine whether to redeem or cause Units owned by the deceased Member to be sold pursuant to Section 3.04(a) or to have such Units transfer to such deceased Member’s heirs; provided, however, that as a condition to such Transfer to the heirs, the applicable heirs will sign a written undertaking substantially in the form of the Joinder Agreement.

Section 4.06. Voting; Action by Written Consent. Except as expressly provided in Section 8.02 of this Agreement, the Certificate of Formation or non-waivable provisions of applicable law or otherwise pursuant to a Committee Act (as defined below) or Committee Policy, the Members shall have no voting, approval, veto, consent or similar rights over any action, decision, document or other matter involving the Company or the Business. Notwithstanding anything herein to the contrary, any action of the Members that may be taken by the Members pursuant to Section 8.02 hereof may be taken without a meeting if a written consent, by means of Electronic Transmission or as otherwise permitted by the Act, is executed by all of the Members.

Section 4.07. No Interest in Company Property. No real or personal property of the Company will be deemed to be owned by any Member individually, but will be owned by, and title will be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 4.08. Compliance with Committee Acts; Further Assurances. In the event the Committee takes any action or makes any decisions (a “Committee Act”) pursuant to the terms of this Agreement, each Member shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Committee may request in order to carry out the intent and accomplish the purposes of the Committee Act and the consummation of any transactions contemplated thereby.

Section 4.10. Partners and Preparatory Partners. The Committee may categorize its Members and/or Managers into “Partners” and “Preparatory Partners” or such other designation with such rights and privileges determined by a Committee Act (with Requisite Approval) or pursuant to the relevant Committee Policy. Unless provided elsewhere in this Agreement or as provided by the then-applicable Committee Policy or Committee Act (with Requisite Approval) (i) the Managers (except for the Managing Partner) shall be nominated by the Partners, and (ii) Partners shall be nominated by the existing Partners and Preparatory Partners (the “Nomination Process”). If a Manager is removed, resigns, or cannot take the role before the next scheduled nomination meeting, the Committee shall have the right, but not the obligation, to fill the vacancy subject to the Nomination Process.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 5.01. Capital Contributions.

(a) As of the Effective Date, each Member will be issued and will own the number, type, series and class of Units, and each Member shall have made, or be deemed to have made, the Capital Contributions, in each case, in the amounts set forth opposite such Member’s name in the Members Schedule attached hereto as Schedule A. No Member will be required to make any additional Capital Contributions to the Company in excess of the subscription price for the Common Units set forth in such Member’s Subscription Agreement(s). Any future Capital Contributions made by any Member will only be made with the Requisite Approval of the Committee.

(b) No Member will be required to lend any funds to the Company and no Member will have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.02. Maintenance of Capital Accounts. The Company will establish and maintain for each Member holding Units a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.02. Each Capital Account will be established and maintained in accordance with the following provisions:

(a) Each Member’s Capital Account will be increased by the amount of:

(i) such Member’s Capital Contributions (subject to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) in the case of a contribution of a note to the extent applicable);

(ii) any Net Profit or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii) any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b) Each Member’s Capital Account will be decreased by:

(i) the cash amount or Fair Market Value of any property Distributed to such Member pursuant to Article VII, Section 12.03(c) or any other provision hereof;

(ii) the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to Article VI; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulations.

Section 5.03. Succession Upon Transfer. In the event that any Units are transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent it relates to the transferred Units and, subject to Section 6.04, will receive allocations and Distributions pursuant to Article VI, Article VII and Article XII in respect of such Common Units.

Section 5.04. Negative Capital Accounts. In the event that any Member will have a deficit balance in its Capital Account, such Member will have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by the Act or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.05. No Withdrawal. No Member will be entitled to withdraw any part of its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member will receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and will have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

[Intentionally Omitted]

Section 5.07. Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and will be interpreted and applied in a manner consistent with such Treasury Regulations. If the Committee reasonably determines that it is prudent to modify the manner in which the Capital Accounts (including debits or credits relating to liabilities that are (i) secured by contributed or Distributed property, or (ii) assumed by the Company, any of its Subsidiaries or any Members), or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Committee will take all actions reasonably required to amend this Agreement to reflect such modifications, provided that any such modification will not affect the economic arrangements of the Parties unless the Committee with the Requisite Approval determines otherwise.

ARTICLE VI
ALLOCATIONS

Section 6.01. Allocation of Net Income and Net Loss.

(a) General Allocation of Net Profit and Net Loss. After giving effect to the special allocations set forth in Section 6.01(b), Net Profit or Net Loss, as the case may be, for any Fiscal Year or other period for which such allocation is made shall be allocated among the Members in a manner such so as to ensure, to the extent possible, that the Capital Accounts of the Members as of the end of such period conform, in the reasonable judgment of the Committee, with the economics of this Agreement in accordance with Section 7.02 and Section 12.03. The allocations made pursuant to this Section 6.01(a) are intended to comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder and, in particular, to reflect the economic interests in the Company of the Members as set forth in this Agreement, and this Section 6.01(a) shall be interpreted in a manner consistent with such intention.

(b) Special Allocations. The Committee shall make special allocations in accordance with the provisions of the Treasury Regulations under Section 704 of the Code, minimum gain chargeback, including Member minimum gain chargeback, qualified income offset and gross income allocation as they deem necessary in order to cause the allocations under Article VI to comply with the provisions of Section 704 of the Code and the Treasury Regulations thereunder.

Section 6.02. Other Allocation Rules.

(a) For purposes of determining the Net Profit, Net Loss or any other items applicable to any period, Net Profit, Net Loss and any other such items shall be determined on a daily, monthly or other basis, as determined by the Committee in its reasonable discretion using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

(b) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be allocated among the Members in the same proportions as they share Net Profit or Net Loss, as the case may be, for the Fiscal Year or other period for which such allocation is made.

(c) In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated to the Members so as to take account of the variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial value on the date of contribution to the Company as determined by the Committee in its reasonable discretion. Allocations of income, gain, loss and deduction with respect to any such assets shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its value in the same manner as under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. Any elections or other decisions relating to such allocations shall be made by the Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.02(c) are solely for federal, state and local taxes and shall not affect, or in any way be taken into account in computing any Member’s Capital Account or share of Net Profit, Net Loss or other items or distributions pursuant to any provision of this Agreement.

(d) All elections, decisions and other matters concerning the allocation of profits, gains and losses among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Committee in its sole discretion.

(e) If the Committee determines that the manner in which the Members’ Capital Accounts are maintained should be modified, or that any particular item of income, gain, loss, deduction or credit should be allocated in a manner other than as provided above, including with respect to the redemption of any Units, the Committee may make the modification or the allocation.

Section 6.03. Tax Allocations. Notwithstanding any provision of this Agreement to the contrary, each item of income, gain, loss, deduction or credit as determined for U.S. federal income tax purposes shall be allocated in the same manner as the related items are allocated under Article VI, provided that the Committee may adjust such allocations as may be necessary or desirable to ensure that such allocations are in accordance with the interests of the Members in the Company, or otherwise comply with the applicable provisions of the Code and Treasury Regulations (including, for the avoidance of doubt, Section 704(c) of the Code and the regulations promulgated thereunder). All matters concerning allocations for U.S. federal, state and local income tax purposes (including accounting procedures) not expressly provided for by the terms of this Agreement shall be determined in good faith by the Committee in a manner intended to satisfy the requirements of the Code, Treasury Regulations and applicable provisions of the U.S. federal, state or local tax laws. Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profit, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04. Allocations in Respect of Transferred Units. In the event of a Transfer during any Fiscal Year made in compliance with the provisions of Article IX, Net Profit, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year will be determined, except as reasonably determined by the Committee, using the interim closing of the books method in accordance with applicable Treasury Regulations.

ARTICLE VII
DISTRIBUTIONS

Section 7.01. General. Subject to Section 7.02 below, the Committee will have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to comply with Section 18-607 of the Act or to provide for the retention and establishment of reserves of, or payment to third Persons of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).

Section 7.02. Distributions. If at any time the Committee decides in its sole discretion that the Company shall make any Distributions to the Members, such Distributions shall be distributed to the Members as follows:

(i) First, to the holders of the Common Units and holders of the Capital Units in proportion to the respective unreturned Capital Contributions of such Common Units and unreturned Capital Unit Participation Amount of such Capital Units until holders of Common Units and holders of Capital Units have received aggregate Distributions pursuant to this Section 7.02(i) equal to their unreturned Capital Contributions (with respect to the Common Units) and their unreturned Capital Unit Participation Amount (with respect to the Capital Units) as of the date of such Distribution (and for the avoidance of doubt, any Distributions made under this Section 7.02(i) to the holders of the Common Units shall be deemed as Capital Contributions returned to the holders of Common Units, and any Distributions made under this Section 7.02(ii) to the holders of the Capital Units shall be deemed as Capital Unit Participation Amount returned to the holders of Capital Units);

(ii) Second, the remaining Distributions shall be allocated to holders of Common Units in proportion to their respective paid-in Capital Contributions at the time of such Distribution.

Section 7.03. Withholding Advances. Notwithstanding any provision of this Agreement to the contrary, the Committee is authorized (a) to withhold from distributions to any Member or with respect to allocations to any Member, and to pay over to a federal, state or local government or other taxing authority, any taxes required to be so withheld pursuant to the Code, or any corresponding provisions of any other federal, state or local law (such amounts, “Withholding Taxes”), and (b) subject to obtaining any required consents and approvals of any settlement agreement, pay any tax, penalty and interest imposed on the Company under Code Sections 6221 through 6241, and under any corresponding provisions of any other federal, state or local law (such amounts, “Partnership Audit Liabilities”). If the Company and its Managers are obligated to pay such Withholding Taxes because of a Member’s status or such Withholding Taxes are otherwise specifically attributable to a Member, such Member shall reimburse the Company in full for the entire amount. The amount of any such (i) Withholding Taxes that are not specifically attributable to a Member and (ii) Partnership Audit Liabilities shall be allocated among the Members as reasonably determined by the Committee. Each Member shall indemnify and hold the Company and the other Members harmless against all claims, liabilities and expenses relating to the Company’s obligation to pay any taxes, interest, penalties or additional amounts allocable to such Member. Without limiting the generality of the foregoing, to the extent a Member has failed to reimburse the Company pursuant to this Section 7.03 within fifteen (15) days following the issuance by the Company or any Member of written notice to a Member of the portion of any Withholding Taxes or Partnership Audit Liabilities that are allocable to such Member, the Company shall have the right to file an action against such Member in order to obtain full and immediate payment of such amount together with interest thereon, as well as the reasonable costs of collection. In addition to any other remedies available to the Company, the Company shall apply all distributions or payments that would otherwise be made to such Member toward payments due from such Member under this Section 7.03, which payments or distributions shall be applied until such amount (including interest thereon and any costs of collection) is repaid in full. Any such payments shall be treated as if the Company made Distributions (or payments, as the case may be) to the Member and such Member repaid such amounts to the Company. The foregoing provisions of this Section 7.03 shall survive any termination of this Agreement, the withdrawal of any Member or the Transfer of any Member’s interest in the Company.

Section 7.04. Tax Relief Distributions. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Company has Distributable Cash, the Company may, upon Requisite Approval of the Committee, make pro rata Distributions to each Member based on its Percentage Interest at least equal to such Member’s Cumulative Tax Liability less the cumulative amount of distributions received by such Member under Section 7.02 (each a “Tax Distribution”). Such Tax Distributions, to the extent paid, shall be made on a quarterly basis or at such earlier times as the Managers deem appropriate and shall be treated as advances of, or offsets to, future distributions under this Agreement (as determined by the Committee). The term “Cumulative Tax Liability” means the product of (i) the cumulative excess of taxable income over taxable losses or tax credits (to the extent usable against such income) of the Company allocated to a Member pursuant to this Agreement and (ii) the highest combined marginal federal, state and local tax rates (including any tax on “net investment income”) applicable at the time of the relevant allocation to any Member, for an individual or corporation resident in New York City, New York (taking into account any tax imposed on “net investment income” as well as the deductibility of state and local income taxes for U.S. federal income tax purposes). Any and all Tax Distributions under this Section 7.04 shall be treated as advances of distributions and shall be taken into account in determining the amount of distributions to the Members under Section 7.02 and Article XII.

Section 7.05. Distributions in Kind.

(a) Subject to any requirements set forth in Section 7.02, the Committee (including the Requisite Approval) is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, however, that Tax Distributions will only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b) Any Distribution of securities will be subject to such conditions and restrictions as the Committee determines are required or advisable to ensure compliance with the Act. In furtherance of the foregoing, the Committee may require that the Members execute and deliver such documents as the Committee may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

ARTICLE VIII

MANAGEMENT

Section 8.01. Establishment of the Committee. A board of managers of the Company (the “Committee”) is hereby established and, except to the extent otherwise expressly provided in this Agreement, is vested with all rights, powers, obligations and authority to manage the business and affairs of the Company. The Committee will be comprised of natural Persons (each such Person, a “Manager”) who will be appointed in accordance with the provisions of Section 8.02. The business and affairs of the Company will be managed, operated and controlled by or under the direction of the Committee, and the Committee will have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement. Each of the members of the Committee will be the “Manager” of the Company as provided in the Act, including acting for and binding the Company. Subject to the provisions set forth herein, the Committee will have the authority to undertake all actions on behalf of the Company which the Company is authorized to undertake, including to make Distributions and sell assets of the Company, and will, subject to the provisions set forth herein, have the exclusive right to manage the business and affairs of the Company, and will, subject to the provisions set forth herein, delegate such management duties and responsibilities to such other Person or Persons designated by it as it may determine. For the avoidance of any doubt and notwithstanding anything to the contrary contained elsewhere in this Agreement, all decisions of the Committee will be made subject to the Requisite Approval of the Committee.

Section 8.02. Committee Composition; Voting; Vacancies.

(a) The number of Managers constituting the Committee shall be eight as of the date hereof, but may be otherwise determined by the Requisite Approval of the Committee. The Committee shall be comprised as follows:

(i) subject to Section 8.02(e) below, such number of Managers determined by the Committee to be appointed by the Requisite Approval of the Committee (the “Ordinary Managers”); and the term of the Ordinary Managers shall be determined by the Committee; and

(ii) one individual appointed by Ms. Chaoying Deng (the “Designated Member”) and such individual shall be a U.S. citizen (the “Managing Partner”) ; the Managing Partner may continue to serve as Managing Partner until his/her resignation or removal by the Designated Member; for the avoidance of doubt, the Designated Member may appoint herself as the Managing Partner provided that the Designated Member is a

U.S. citizen.

(b) The removal of the Ordinary Managers from the Committee or the filling of any vacancy on the Committee resulting therefrom shall only be authorized and carried out by the Requisite Approval of the Committee. For the avoidance of doubt, the Managing Partner may only be removed by the Designated Member.

(c) If, as a result of death, disability, retirement, resignation, removal or otherwise of the Managing Partner, there shall exist or occur any vacancy on the Committee (the “Managing Partner Vacancy”), the Designated Member may appoint another individual (including herself/himself, but in any event a U.S. citizen) to fill such Managing Partner Vacancy. The filling of the Managing Partner Vacancy by the Designated Member pursuant to this Section 8.02(d) shall not require the Requisite Approval of the Committee or the approval of any other Members. If at any time it is determined, under applicable law or otherwise, that the other Members and/or the Committee are entitled to vote on the filling of the Managing Partner Vacancy, each Manager and/or Member, as applicable, shall vote in favor of the individual selected by the Designated Member. If any Manager or Member, as applicable, fails to vote in favor of such individual to fill the Managing Partner Vacancy, such Manager or Member, as applicable, shall, upon such failure to so vote, be deemed immediately to have granted to the Designated Member a proxy to vote solely for the filling of the Managing Partner Vacancy. Each proxy granted hereby, including any successive proxy, if necessary, is given to secure the performance of an obligation hereunder, coupled with an interest, and shall be irrevocable until such obligation is performed.

(d) If, as a result of death, disability, retirement, resignation, removal or otherwise of any Ordinary Manager, there shall exist or occur any vacancy on the Committee, the remaining Managers on the Committee entitled under this Section 8.02 to appoint such Manager whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 8.02(d), may appoint another individual to fill such vacancy and serve as a Manager on the Committee or reduce the number of Managers upon the Requisite Approval of such remaining Managers.

(e) For the avoidance of doubt, to the extent the Managing Partner resigns from the position of the Managing Partner, unless she indicates otherwise, such resigned Managing Partner shall automatically become an Ordinary Manager without any further action of the Committee or other Members.

(f) The Managers as of the Effective Date are: Yueting Jia, Matthias Aydt, Jiawei Wang, Tin Mok, Prashant Gulati, Chaoying Deng, Philip Bethell and Dr. Carsten Breitfeld. Among them, Chaoying Deng has been designated as the Managing Partner.

Section 8.03. [Intentionally Omitted]

Section 8.04. Meetings.

(a) Generally. The Committee will meet at such time and at such place as any Manager or the Secretary may designate. Meetings of the Committee may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Committee. Written notice of each meeting of the Committee will be given to each Manager at least one (1) Business Day prior to each such meeting. Any Manager may waive such notice with respect to himself.

(b) Attendance and Waiver of Notice. Attendance of a Manager at any meeting will constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Committee need be specified in the notice or waiver of notice of such meeting.

Section 8.05. Quorum; Manner of Acting.

(a) Quorum. The presence of a majority of the Managers then in office will constitute a “Quorum” for the transaction of business of the Committee. The Manager who has no voting right should not be taken into account in determining a Quorum.

(b) Participation. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by the Act.

(c) Binding Act. The Committee shall act by the Requisite Approval. With respect to any action to be taken by the Committee, each Manager will have one vote, except that when there are equal votes on each side, the Managing Partner shall have a casting vote.

Section 8.06. Action By Written Consent. Notwithstanding anything herein to the contrary, any action of the Committee (or any committee of the Committee, if applicable) may be taken without a meeting if a written consent, by means of Electronic Transmission or as otherwise permitted by the Act, executed by all of the Managers then in office.

Section 8.07. Compensation; Reimbursement; No Employment.

(a) Each Manager will not be compensated for his or her services as a Manager unless otherwise determined by the Committee, but will be reimbursed for his or her reasonable out-of-pocket expenses incurred in the performance of his or her duties as a Manager, pursuant to such policies as from time to time established by the Committee. Nothing contained in this Section 8.07 will be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation for such services.

(b) This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment by the Company, and nothing herein should be construed to have created any employment agreement with any Manager.

Section 8.08. Committees. The Committee may, by Requisite Approval, designate from among the Managers one or more committees (a “Lower Committee”); provided, however, that in no event may the Committee designate any Lower Committee with all of the authority of the Committee.

Section 8.09. Executive Team; Officers.

(a) The Committee may, at such time as it deems advisable, appoint individuals as officers of the Company (collectively, the “Officers” and each individually, an “Officer”) as it deems necessary or desirable to carry on the day-to-day business and operations of the Company under the supervision of the Committee and the Committee may delegate to such Officers such power and authority as the Committee deems advisable. No Officer is required to be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer will hold office until his or her successor is designated by the Committee or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Committee. Any Officer may be removed by the Committee with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Committee.

(b) Pursuant to Section 8.09(a), the Committee may at such times as it deems advisable elect a Secretary as an Officer of the Company. The duties and powers of the Secretary shall be as follows:

(i) The Secretary shall attend all meetings of the Members, the Committee, and any Lower Committee, and shall prepare and maintain minutes or records of proceedings of all such meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, such notice as may be required of all meetings of the Members, the Committee, and any Lower Committees, shall authenticate and certify records and proceedings of the Company, shall keep accurate membership records for the Company, and shall perform such other duties as may be assigned by the Committee or any superior Officer so designated by the Committee. The Secretary shall be authorized to bind the Company and enter into any material agreements on behalf of the Company, upon the Requisite Approval of the Committee. Any material agreement that is executed by the Secretary on behalf of the Company without the prior Requisite Approval of the Committee shall be considered null and void.

(ii) The initial Secretary shall be Nan Yang.

Section 8.10. No Personal Liability. Except as otherwise provided in the Act or expressly in this Agreement (including Section 14.02), no Officer or Manager will be obligated personally for any debt, obligation or liability of the Company or of any of its Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being an Officer or Manager.

ARTICLE IX

TRANSFER

Section 9.01. General Restrictions on Transfer.

(a) No Member may pledge, transfer or assign, directly or indirectly, all or any portion of their Membership Interests in the Company without the Requisite Approval of the Committee.

(b) If any Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3), each Member agrees that it will not, directly or indirectly, consummate any such Transfer of any such Units.

ARTICLE X

COVENANTS

Section 10.01. Confidentiality.

(a) Each Member acknowledges that during the term of this Agreement, such Member may have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company and its Subsidiaries that are not generally known to the public, including information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, including any materials containing such information, “Confidential Information”). Subject to Section 10.01(b) and 10.01(c), no Member shall, during the term of this Agreement, directly or indirectly disclose, communicate or make available to any Person (including but not limited to the Company’s Subsidiaries but except for the subsidiary directly and indirectly owned not less than 80% by the Company) other than Persons agreed by the Company with the prior written consent of the Company, for any reason or purpose whatsoever, any Confidential Information, other than with the prior written consent of the Company.

(b) Nothing contained in Section 10.01(a) will prevent any Member and its Representatives from disclosing Confidential Information (but only to the extent necessary): (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members (vi) to such Member’s Representatives who, in the reasonable judgment of such Member, need to know such Confidential Information for a Company related purpose and are subject to customary confidentiality obligations substantially similar to those set forth herein; (vii) to any potential transferee in connection with a proposed Transfer of Units from such Member, as long as such Transferee is subject to customary confidentiality obligations substantially similar to those set forth herein and the proposed Transfer has been approved by the Committee, (viii) to perform their duties as a Manager, Officer, employee, consultant or other service provider of the Company or to comply with their legal or fiduciary duty owed to the Company and/or its Subsidiaries, provided, however, that in the case of clause (i), (ii) or (iii), such Member will notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c) The restrictions of Section 10.01(a) will not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or becomes available to a Member or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Member and any of its Representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iv) becomes available to the receiving Member or any of its Representatives on a non- confidential basis from a source other than the Company, any other Member or any of their respective Representatives; provided, however, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement with the Company, any Member of the Company, or any of their respective Representatives.

ARTICLE XI

INFORMATION RIGHTS; ACCOUNTING; TAX MATTERS

Section 11.01. Inspection Rights; Information Rights. Upon reasonable notice from a Member, the Company will, and will cause its Officers and employees to, afford each Member and his, her or its Representatives reasonable access during normal business hours to (i) the Company’s and its Subsidiaries’ properties, offices, plants and other facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and its Subsidiaries, including all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members or Managers, and to permit each holder of Units and its Representatives to examine such documents and make copies thereof, and (iii) the Company’s and its Subsidiaries’ Officers, senior employees and accountants, and to afford each holder of Units and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company and its Subsidiaries with their Officers, senior employees and accountants (and the Company hereby authorizes said accountants to discuss with such holder of Units and its Representatives such affairs, finances and accounts).

Section 11.02. Partnership Representative;.

(a) Partnership Representative. Qing Ye shall be designated the “partnership representative” (the “Partnership Representative”) as defined in Code Section 6223 and the Company and the Members shall complete any necessary actions (including executing any requested certificates or other documents) to effectuate such designation. The Partnership Representative may make any elections available to be made as Partnership Representative, and shall make the election described in Code Section 6226(a)(1) (as in effect following the effective date of its amendment by Section 1101 of the Bipartisan Budget Act of 2015) to impose any adjustment to taxes proposed by the IRS with respect to the Company on the Persons that held Membership Interests during the tax period(s) of such proposed adjustment, in accordance with each such Person’s distributive share of the Company’s net income for such tax period(s).

(b) The Partnership Representative shall receive no compensation for its services as such. All reasonable and documented third party costs and expenses incurred by the Partnership Representative in performing his, her or its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Partnership Representative in discharging his, her or its duties hereunder. The Company shall indemnify and hold harmless the Partnership Representative with respect to any proceeding brought against it in connection with any proceeding related to the Partnership Representative acting in its capacity as such, except with respect to actions in which the Partnership Representative is found to have acted fraudulently or willfully negligent with respect to its rights and responsibilities as the Partnership Representative.

Section 11.03. Other Tax Matters.

(a) Consistent Tax Reporting. Each Member agrees that such Member will not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

(b) Tax Returns. At the expense of the Company, the Managers will endeavor to cause the complete and accurate preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and its Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, and no later than one hundred twenty (120) days after the end of such Fiscal Year, the Managers will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year. Upon request of any Member, the Company will provide tax data in electronic form as reasonably requested within one hundred twenty (120) days after the end of such Fiscal Year. The Committee will have the right to select the external firm that prepares the Company’s tax returns.

Section 11.04. Company Funds. All funds of the Company will be deposited in its name, or in such name as may be designated by the Committee, in such checking, savings or other accounts, or held in its name in the form of such other investments as will be designated by the Committee with the Requisite Approval. The funds of the Company will not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company will be made exclusively upon the signature or signatures of such Officer or Officers as the Committee may designate.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.01. Events of Dissolution. The Company will be dissolved and its affairs wound up only upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a) An election to dissolve the Company made by the Requisite Approval of the Committee;

(b) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all of the assets of the Company, other than a transaction that constitutes a Change of Control; or

(c) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 12.02. Effectiveness of Dissolution. Dissolution of the Company will be effective on the day on which the event described in Section 12.01 occurs, but the Company will not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 12.03 and the Certificate of Formation will have been cancelled as provided in Section 12.04.

Section 12.03. Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company will be liquidated and its business and affairs wound up in accordance with the Act and the following provisions:

(a) Liquidator. The Committee or, if the Committee is unable to do so, a Person selected by the Requisite Approval, will act as liquidator to wind up the Company (the “Liquidator”). The Liquidator will have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c) Distribution of Proceeds. The Liquidator will liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority:

(i) first, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii) second, to the establishment of and additions to reserves that are determined by the Committee in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company; and

(iii) third, to the Members in accordance with Section 7.02.

(d) Discretion of Liquidator. Notwithstanding the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 12.04. Cancellation of Certificate of Formation. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company will be terminated and the Liquidator will cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and will take such other actions as may be necessary to terminate the Company.

Section 12.05. Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason will not release any Party from (a) any Loss which at the time of such dissolution, liquidation, winding up or termination already had accrued to any other Party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination, or (b) any obligation pursuant to Section 10.01, which will survive the dissolution, liquidation, winding up or termination of the Company for any reason. For the avoidance of doubt, none of the foregoing will replace, diminish or otherwise adversely affect any Member’s right to indemnification pursuant to Section 13.03.

Section 12.06. Recourse for Claims. Each Member will look solely to the assets of the Company for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Profit, Net Loss and other items of income, gain, loss and deduction, and will have no recourse therefor (upon dissolution or otherwise) against the Committee, the Liquidator or any other Member.

ARTICLE XIII

EXCULPATION AND INDEMNIFICATION

Section 13.01. Exculpation of Managers.

(a) Standard of Care. No Manager will be liable to the Company, any other Manager or any other Person bound by this Agreement for any Loss by reason of any action taken or omitted to be taken by such Manager in good-faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud or willful misconduct by such Manager.

(b) Good Faith Reliance. A Manager will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Profit or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Manager; (ii) one or more Officers; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, in each case as to matters that such relying person reasonably believes to be within such other Person’s professional or expert competence; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence.

Section 13.02. Liabilities and Duties of Managers.

(a) To the extent that, at law or in equity, any Member, Manager or observer to the Committee has duties (in each case other than duties arising as an employee or officer of the Company or a Subsidiary of the Company) and liabilities relating to the Company or to any other Member, the Company and each other Member hereby waives such duties to the fullest extent permitted under applicable laws and acknowledges that the Company and such Member shall only be entitled to enforce the express provisions in this Agreement or any other agreement between the Company or its Subsidiaries, on the one hand, and any such Member, Manager or observer to the Committee, on the other hand. No Member, Manager (in each case other than duties arising as an employee or officer of the Company or a Subsidiary of the Company) or observer to the Committee shall be liable to the Company or to any other Member for such Person’s reliance on the express provisions of this Agreement (or for exercising its rights hereunder for its own best interests) or for any approval or authorization granted by the Company or any other Member in connection therewith. The provisions of this Agreement are agreed by the Members, to the fullest extent permitted by applicable law, to replace any other express or deemed duties or liabilities of any Member, Manager (in each case other than duties arising as an employee or officer of the Company or a Subsidiary of the Company) or observer to the Committee (including any fiduciary, corporate opportunity or similar duties), other than liability for any act or omission that constitutes fraud or an intentional breach.

Section 13.03. Indemnification.

(a) Indemnification. To the fullest extent permitted by the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company will indemnify, hold harmless, defend, pay and reimburse any Manager against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Manager may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company or any of its Subsidiaries; or

(ii) The fact that such Manager is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Manager is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any of its Subsidiaries;

provided, however, that (x) such Manager acted in good faith and in a manner believed by such Manager to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such Manager’s conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Manager did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Manager’s conduct was unlawful, or that the Manager’s conduct constituted fraud or willful misconduct; provided, further, that, unless the Committee otherwise determines, no Person will be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or with respect to a proceeding between such Person on the one hand and any of the Company or its Subsidiaries on the other.

(b) Reimbursement. The Company will promptly reimburse (and/or advance to the extent reasonably required) each Manager for reasonable legal or other expenses (as incurred) of such Manager in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Manager may be indemnified pursuant to this Section 13.03; provided, however, that if it is finally judicially determined that such Manager is not entitled to the indemnification provided by this Section 13.03, then such Manager will promptly reimburse the Company for any reimbursed or advanced expenses.

(c) Entitlement to Indemnity. The indemnification provided by this Section 13.03 will not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 13.03 will continue to afford protection to each Manager regardless of whether such Manager remains in the position or capacity pursuant to which such Manager became entitled to indemnification under this Section 13.03 and will inure to the benefit of the executors, administrators, legatees and distributees of such Manager.

(d) Insurance. To the extent available on commercially reasonable terms, the Company will purchase and maintain, at its expense as determined by the Committee (including the Requisite Approval), insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Manager of such Manager’s duties in such amount and with such deductibles as the Committee may determine; provided, however, that the failure to obtain such insurance will not affect the right to indemnification of any Manager under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Manager recovers any amounts in respect of any Losses from any insurance coverage, then such Manager will, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Manager by the Company in respect of such Losses. The Company hereby acknowledges that the Managers may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Parties or their respective Affiliates (excluding the Company and its Subsidiaries). The Company hereby agrees, on behalf of itself and its Subsidiaries, (i) that it is an indemnitor of first resort (i.e., its obligations to each of the Managers are primary and any obligation of the Parties or their respective Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by or on behalf of any of the Managers is secondary), (ii) that it will be required to advance the full amount of expenses incurred by or on behalf of each of the Managers and will be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement (or, to the extent applicable, the Act), without regard to any rights such Managers may have against the Parties or their respective Affiliates (including under director and officer insurance policies), and (iii) that it irrevocably waives, relinquishes and releases the Parties and their respective Affiliates from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Parties or their respective Affiliates on behalf of a Managers with respect to any claim for which a Manager has sought indemnification from the Company or any Subsidiary of the Company will affect the foregoing, and the Parties and their respective Affiliates will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Manager against the Company or any Subsidiary of the Company. The Company and each of the Managers agree that the Parties and their respective Affiliates are express third-party beneficiaries of the terms of this Section 13.03(d).

(e) Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 13.03 will be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) will have personal liability on account thereof or will be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(f) Savings Clause. If this Section 13.03 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify and hold harmless each Manager pursuant to this Section 13.03 to the fullest extent permitted by any applicable portion of this Section 13.03 that will not have been invalidated and to the fullest extent permitted by Delaware law.

(g) Amendment. The provisions of this Article XIII may be amended or repealed in accordance with Section 14.09; provided, however, that no amendment or repeal of such provisions that adversely affects the rights of a Manager under this Article XIII with respect to his or her acts or omissions at any time prior to such amendment or repeal, will apply to such Manager without his or her consent.

(h) The provisions of this Section 13.03 will be a contract between the Company, on the one hand, and each Manager who served in such capacity at any time while this Section 13.03 is in effect, on the other hand, pursuant to which the Company and each such Manager intend to be legally bound. No amendment, modification or repeal of this Section 13.03 that adversely affects the rights of a Manager to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal will apply in such a way as to eliminate or reduce such Manager’s entitlement to indemnification for such Losses without the Manager’s prior written consent.

Section 13.04. Survival. The provisions of this Article XIV will survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

Section 14.02. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agree, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 14.03. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder will be in writing and will be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 14.03):

If to the Company:	FF Global Partners LLC 3655 Torrance Blvd
Suite 361-362
Torrance CA 90503 Attention: Chaoying Deng

with a copy to:	O’Melveny & Myers
Plaza 66, Tower 1, 37th Floor
1266 Nanjing Road West, Shanghai China 200040
Attention: Walker Wallace
E-mail: wwallace@omm.com

If to a Member, to such Member’s respective mailing address as set forth on the Members Schedule.

Section 14.04. Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 14.05. Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under law of the State of Delaware, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 14.06. Entire Agreement. This Agreement, together with the Certificate of Formation, and all related Annexes, Exhibits and Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. To the extent there is any conflict or inconsistency between the terms of this Agreement and any other agreements entered or to be entered into by and between any Member and the Company, this Agreement shall prevail.

Section 14.07. Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

Section 14.08. No Third-Party Beneficiaries. Except as provided in Article XIV, which will be for the benefit of and enforceable by Managers as described therein, this Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or will confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.09. Amendment. The provisions of this Agreement may be amended or waived at any time only in writing, which is executed by the Committee members representing the Requisite Approval of the Committee.

Section 14.10. Company Counsel. In connection with the negotiations of this Agreement, the Company has selected O’Melveny & Myers LLP (“Company Counsel”) as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent Qing or Matthias, nor any other Member in connection with the transactions contemplated herein.

Section 14.11. Waiver. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, will not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, will constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 14.12. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 14.13. Dispute Resolution. The Parties to this Agreement agree that any and all disputes or controversies between them related to this Agreement shall be resolved exclusively by confidential binding arbitration pursuant to the JAMS Comprehensive Arbitration Rules and Procedures, and the arbitration shall be conducted in Los Angeles, California. The arbitration shall be conducted before a single neutral arbitrator with at least ten (10) years of experience who shall be mutually agreed upon by the Parties to the dispute or, if the Parties are unable to agree upon the choice of the arbitrator, then the arbitrator shall be selected by JAMS in accordance with the foregoing rules. Each Member consents to the jurisdiction of the federal courts located in the State of California, county of Los Angeles, to confirm and enforce any arbitration award. The decision in writing of the arbitrator, when delivered to the Parties, shall be final and binding on the Parties. The fees and costs of the dispute resolution shall be borne equally (50%) by each of the Parties; provided, that the reasonable attorney’s fees and costs associated with the arbitration shall be awarded to the prevailing Party. The Members hereby irrevocably waive any and all right to trial by court or by jury, as well as the ability to challenge Los Angeles, California as the appropriate venue. Each Party retains its respective right to contest, oppose or to take such other actions as may be permitted under federal law with respect to any proceeding relating to the entry and/or confirmation of the JAMS arbitration award under the rules and procedures applicable in the federal court (including to the extent applicable under federal law the right under applicable court rules and procedures to request an appeal of any federal district court order and/or judgment with respect to any JAMS arbitration award).

Section 14.14. Equitable Remedies. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 14.15. Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 14.16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by an authorized representative.

THE COMPANY:

FF GLOBAL PARTNERS LLC

By:	/s/ Chaoying Deng
	Name:	Chaoying Deng
	Title:	Managing Partner

[Signature Page to Second Amended and Restated LLC Agreement]

ANNEX A

FORM OF JOINDER AGREEMENT

Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement of FF Global Partners LLC, dated as of May 16, 2022, as amended, restated and/or otherwise modified from time to time (the “LLC Agreement”), among FF Global Partners LLC, a company organized under the laws of Delaware (the “Company”), and the members of the Company that are party thereto. Pursuant to and in accordance with Section 4.01(b) of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder Agreement, such Person will become a party to the LLC Agreement and will be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and will be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition will have the meanings ascribed thereto in the LLC Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of [DATE].

FF GLOBAL PARTNERS LLC

By:
	Name:	Chaoying Deng
	Title:	Managing Partner

[NEW MEMBER]